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                                                                     EXHIBIT 3.1

                          AMENDED AND RESTATED CHARTER
                                OF BANCTENN CORP.

                  Pursuant to the provisions of T.C.A. Sections 48-20-106 and 48-20-107, BancTenn Corp., a Tennessee corporation (the "Corporation"), adopts the this Amended and Restated to reflect the amendments to the original Charter as heretofore adopted by the Corporation and previously filed with the Tennessee Secretary of State.

                                       1.

                  The name of the Corporation is BancTenn Corp.

                                       2.

                  The duration of the Corporation is perpetual.

                                       3.

                  The address of the Corporation's registered office is 301 East Center Street, P.O. Box 566, Kingsport, Sullivan County, Tennessee 37660. The name of the Corporation's registered agent at that address is Colon A. Terrell, Jr.

                  The address of the principal office of the Corporation is 301 East Center Street, Kingsport, Sullivan County, Tennessee 37660 but the Corporation, acting through its Board of Directors, shall have the right to change the principal office from time to time.

                                       4.

                  The Corporation is for profit.

                                       5.

                  The purposes for which the Corporation is organized are to act as a bank holding company and to engage, directly or through subsidiaries, in such other businesses and activities as are permitted by applicable law from time to time and as the Board of Directors may specify from time to time by resolution.

                                       6.

                  (a) Capitalization. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 6,250,000 shares, consisting of 250,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock") and 6,000,000 shares of Common Stock, par value $8.00 per share (the "Common Stock").

                  (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors, each of said series to be distinctly designated. All

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shares of any series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made and designated as cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and other qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and subject to the provisions of subparagraph (1) of this Section
(b) of this Article 6, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                           (1)      The distinctive designation of, and the
number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                           (2)      The rate and times at which, and the terms
and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock, and whether such dividends shall be cumulative or non-cumulative;

                           (3)      The right, if any, of the holders of
Preferred Stock of such series to convert the same into, or exchange the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                           (4)      Whether or not Preferred Stock of such
series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed:

                           (5)      The rights, if any, of the holders of
Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

                           (6)      The terms of the sinking fund or redemption
or purchase account, if any, to be provided for the Preferred Stock of such series; and

                           (7)      The voting powers, if any of the holders of
such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred stock or under such other circumstances and on such conditions ant the Board of Directors may determine.

Before issuing any shares of a series of Preferred Stock the Board of Directors shall cause to be filed with the Tennessee Secretary of State such charter amendment as shall be required from time to time pursuant to the Tennessee Business Corporation Act or other applicable law.

                  (c) Common Stock. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Section (b) of this Article 6), if any, shall have been met and after the Corporation shall have complied with all of the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of section (b) of this Article 6), and subject further to any other conditions which may be fixed in accordance with

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the provisions of this Article 6, then and not otherwise the holders of Common
Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                           (1)      After distribution in full of the
preferential amount, if any (fixed in accordance with the provisions of Section
(b) of this Article 6), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                           (2)      Except as may otherwise be provided by
Article 8 of this Charter or required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the shareholders of the Corporation.

                  (d)      Other Provisions.

                           (1)      The relative powers, preferences and rights
of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Section (b) of this Article 6 and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Section (b) of this Article 6 that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                           (2)      Subject to the provisions of subparagraph
(1) of this Section (d), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                           (3)      Shares of Common Stock may be issued from
time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                           (4)      The authorized amount of shares of Common
Stock and Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

                                       7.

                  The Corporation shall not commence business until consideration of not less than One Thousand Dollars ($1,000) has been received for the issuance of shares.


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                                       8.

                  Except as otherwise provided in this Article 8, each shareholder shall have the right to one vote for each share standing in the name of such shareholder on the books of the Corporation. In all elections of Directors, each shareholder shall have the right to multiply the number of shares the shareholder may be entitled to vote by the number of Directors to be elected, and the product shall represent the number of votes the shareholder may cast in the election. The shareholder may cast all of the votes represented by such product for one candidate or distribute them among two or more candidates.

                                       9.

                  The Corporation shall be entitled to purchase its own shares to the extent of its unreserved and unrestricted earned and capital surplus available therefor, without a vote of shareholders.

                                       10.

                  The Corporation shall be entitled to distribute a portion of its assets, in cash or property, to its shareholders out of capital surplus available therefor, without a vote shareholders.

                                       11.

                   The Board of Directors shall have the right to adopt, amend or repeal the By-laws of the Corporation by the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present, except that any such amendment changing the number of Directors shall require the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors in office.

                   Unless at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon, at any annual or special meeting of shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       12.

                  Shareholders of the Corporation shall have preemptive rights to the extent, and with the limitations, provided in the Tennessee Business Corporation Act; provided, however, that shareholders shall also have preemptive rights to the shares of Common Stock authorized in this Charter, as amended, and which are issued, sold or optioned within two (2) years after January 31, 1985.


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                                       13.

                  (a) Except as provided in Section (c) of this Article 13, removal of any Director from the Board of Directors shall only be for cause and shall require the affirmative vote of a majority of the entire Board of Directors.

                  (b) For purposes of this Article 13, "cause" shall mean final conviction of a felony, declaration of unsound mind by Court order, adjudication of bankruptcy, nonacceptance of office, or conduct prejudicial to the interests of the Corporation.

                  (c) Any or all of the Directors may be removed without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon. Such vote may be taken only at an annual meeting of shareholders or at a special meeting of shareholders which is called no sooner than twelve (12) months after the date of the previous annual shareholders meeting, and notice of the proposed removal must be contained in the notice of meeting.

                  (d) Unless at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds (66-2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon, at any annual or special meeting of shareholders, and notice of the proposed change must be contained in the notice of the meeting.



                                       14.


                  (a)      Except as otherwise expressly provided in this
Article 14:

                           (i)      any merger or consolidation of the
                           Corporation with or into any other corporation; or

                           (ii)     any sale, lease, exchange or other
                           disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity;

shall require the affirmative vote of the holders of at least sixty-six and two-thirds (66-2/3) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of five percent (5%) or more of the shares of capital stock of the Corporation issued and outstanding and entitled to vote.


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                  (b)      The provisions of this Article 14 shall not apply to
any transaction described in Sections 14(a)(i) or 14(a)(ii) of this Article if:

                           (i) the Board of Directors of the Corporation by resolution have approved a memorandum of understanding with the other corporation, person or entity with respect to and which is substantially consistent with the transaction prior to the time the other corporation, person or entity became a beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding shares of capital stock of the Corporation entitled to vote; or

                           (ii) the transaction has been approved by resolution adopted by at least sixty-six and two-thirds (66-2/3%) of the entire Board of Directors of the Corporation at any time prior to the consummation thereof.

                  (c) For purposes of this Article 14, in addition to shares of which it is the direct beneficial owner, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, or (ii) which are deemed beneficially owned, directly or indirectly (including shares deemed owned through application of Section (c)(i) of this Article 14) by any other corporation, person or other entity (1) with which it, or its "affiliate" or "associate" (as hereinafter defined), has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation, or (2) which is its "affiliate" or "associate" as those terms were defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984. For purposes of this Article 14, the outstanding shares of capital stock of the Corporation shall include shares deemed owned through the application of Sections (c)(i) and (c)(ii) of this Article 14 but shall not include any other shares which are not then issued and outstanding but which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise.

                  (d) The Board of Directors of the Corporation shall have the power and duty to determine, on the basis of information then known to it:
(i) whether any corporation, person or other entity beneficially owns, directly or indirectly, five percent (5%) or more of the outstanding shares of capital stock of the Corporation entitled to vote, and (ii) whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation. Any such determination shall be conclusive and binding for all purposes of this Article 14.

                  (e) Unless at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors shall approve the proposed change, this Article 14 may be amended or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock issued and outstanding and entitled to vote thereon, at any annual or special meeting of shareholders, and notice of the proposed change must be contained in the notice of meeting.


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                                       15.

                  The Board of Directors, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, to merge or consolidate any other corporation with the Corporation, or to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (a) the short-term and long-term social and economic effects on the employees, customers, and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves), and (b) the consideration being offered by another party in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity.

                  Unless at least sixty-six and two-thirds percent (66-2/3%) of the Board of Directors shall approve the proposed change, this Article 15 may not be amended or rescinded except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon, at any annual or special meeting of shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       16.

                  Limitation on Director Liability. To the fullest extent from time to time permitted by law, including without limitation the Tennessee Business Corporation Act, as currently in effect or as it may be amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director. Neither the amendment or repeal of this Article 16, nor the adoption of any provision of this Charter inconsistent with this Article 16, shall reduce or eliminate the protection afforded by this Article 16 to a director in respect of any manner which occurred, or any cause of action or claim which but for this Article 16 would have accrued or arisen, prior to such amendment, repeal or adoption: provided, however, that this provision shall not eliminate or limit the liability of any director (i) for any breach of a director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) liability under Section 48-18-304 of the Tennessee Business Corporation Act regarding unlawful distributions of corporate property. If, after approval of this provision by the shareholders of the Corporation, the Tennessee Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act as so amended from time to time, without the need of any further action by the directors or shareholders of the Corporation unless otherwise required by applicable law. Any repeal or modification of this Article 16 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


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                                      17.

                  Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any manner (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or whether formal or informal or external or internal (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Tennessee Business Corporation Act as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss, including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, reasonably incurred or suffered by such person in connection with such person therewith; and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided hereinbelow with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with any proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation.

                  The right to indemnification conferred herein (i) shall be a contract between the Corporation and each director, officer and employee who serves the Corporation in any such capacity at any time while these provisions of the Tennessee Business Corporation Act and other applicable law, if any, are in effect (any repeal or modification thereof not affecting any right or obligation then existing pursuant to these provisions), and (ii) shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or office, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately determined that such director or officer is not entitled to be indemnified under these provisions or applicable law.

                  If a claim for indemnification under these provisions is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be upon the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that the indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors,

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independent legal counsel or shareholders) that the claimant has not met such applicable legal standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred herein shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of the By-laws of the Corporation or its Charter, under applicable law or any agreement, or under any vote of the shareholders or disinterested directors or otherwise.

                  IN WITNESS WHEREOF, the undersigned, being the duly authorized President and Chief Executive Officer of the Corporation, has executed this Amended and Restated Charter, on behalf of the Corporation, to reflect the Corporation's Charter, and all amendments heretofore approved and adopted by the shareholders of the Corporation, this the 24th day of April, 2000.

                                    BANCTENN CORP.

                                    By:  /s/ Colon A. Terrell, Jr.
                                         --------------------------------------
                                         Colon A. Terrell, Jr.
                                         President and Chief Executive Officer